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                                                                   EXHIBIT 3.1kk


                             ARTICLES OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                                 MONOCHEM, INC.
                           (A Louisiana Corporation)

   Pursuant to Section 12:32 of the Louisiana Business Corporation Law, Monochem, Inc., a corporation organized and existing under the Louisiana Business Corporation Law, DOES HEREBY CERTIFY:

    1. The Articles of Incorporation of said MONOCHEM, INC. are hereby amended by deleting from Article VIII thereof the paragraph reading as follows:

         "The President, the Executive Vice-President and the Treasurer shall be chosen from among the directors."

and substituting in lieu thereof the following:

         "The President and Executive Vice-President shall be chosen from among the directors."




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    2.  The said amendment was approved and adopted pursuant to the provisions of Section 12:76 of the Louisiana Business Corporation Law on July 31, 1970 by the unanimous consent in writing signed by all of the shareholders of said Monochem, Inc. having voting power.

   IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this instrument signed in its name by HARRY C. WECHSLER, its President and G. T. POWNALL, its Secretary, the 31st day of July, 1970.


                                            MONOCHEM, INC.

CORPORATE SEAL

                                            By /s/ Harry C. Wechsler
                                               ---------------------------------
                                               Harry C. Wechsler, President



                                               /s/ G. T. Pownall
                                               ---------------------------------
                                               G. T. Pownall, Secretary

STATE OF NEW YORK  )
COUNTY OF NEW YORK )    SS.:

   On this 31st day of July, 1970, before me appeared HARRY C. WECHSLER to me personally known, who being by me duly sworn did say that he is the President of MONOCHEM, INC., and that the seal affixed to said instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority and direction of all its shareholders having voting power and said HARRY C. WECHSLER acknowledged said instrument to be the free act and deed of said corporation.



                                          /s/ CARMELA M. LAVEGLIA
                                    ------------------------------------
                                           CARMELA M. LAVEGLIA
                                      Notary Public, State of New York
                                              No. 41-2272165
                                         Qualified in Queens County
                                    Certificate filed in New York County
                                     Commission Expires March 30, 1971